Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES

INITIAL CASH DIVIDEND OF $0.049 PER SHARE

Virginia Beach, VA – December 3, 2012 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a company specializing in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties, today announced that its Board of Directors has authorized a $0.049 per share cash dividend for shareholders of record on January 1, 2013, to be paid on or about January 31, 2013.

This is Wheeler’s first dividend payment to shareholders since its initial public offering on November 19, 2012. This dividend represents a cash disbursement to Wheeler’s shareholders for the 12 days in November that Wheeler was a public entity and the normal December monthly dividend payment. Going forward, the Company expects to continue regular monthly distributions of its dividend, which will also be set at an initial annualized distribution of $0.42 per share.

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains eight strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward looking Statement

Wheeler Real Estate Investment Trust, Inc. (the “Company”) considers portions of the information in this press release relating to its business operations and the timing and amount of its future dividend payments to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the Company’s financial results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; the Company’s ability to renew or enter into new leases at favorable rates; its ability to buy or sell assets on commercially reasonable terms; its ability to complete acquisitions or dispositions of assets under contract; its ability to secure equity or debt financing on commercially acceptable terms or at all; the Company’s ability to enter into definitive agreements with regard to its financing and joint venture arrangements or its failure to satisfy conditions to the completion of these arrangements and the success of its capital recycling strategy. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	-OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Adam Prior
Corporate Secretary		Vice-President
(757) 627-9088 / robin@whlr.us		(212) 836-9606 /
aprior@equityny.com

Terry Downs
Account Executive
(212) 836-9615 /
tdowns@equityny.com